SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Merger Agreement

On August 23, 2011, Par Pharmaceutical, Inc. (“Par”), our wholly owned subsidiary, and Admiral Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Par, on the one hand, and Anchen Incorporated (“Anchen”) and Chih-Ming Chen, Ph.D., as securityholders’ representative (“Dr. Chen” or the “Securityholders’ Representative”), on the other hand, entered into an Agreement and Plan of Merger (the “Merger Agreement”).   Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Anchen (the “Merger”), with Anchen surviving as a wholly-owned subsidiary of Par.   At the closing, Par will pay to the securityholders of Anchen a cash purchase price (the “Purchase Price”) of $410 million, as reduced by Anchen’s outstanding indebtedness, certain transaction expenses incurred by Anchen prior to the closing, certain benefits liabilities arising in connection with the Merger and an amount to be deposited with Securityholders’ Representative as a fund to cover his fees and expenses, net of Anchen’s cash on hand.  No debt of Anchen will exist or otherwise be assumed by Par following the closing.

A total of approximately 10% of the Purchase Price will ultimately be deposited into escrow to secure Anchen’s securityholders’ indemnification obligations for, among other things, breaches of Anchen’s representations, warranties and covenants, and any obligation of Anchen’s securityholders to pay post-closing adjustments to the Purchase Price.  Of such aggregate amount, at least $20.5 million will be deposited into escrow at closing, with the remainder being deposited from time to time based on the occurrence of certain tax events.

Each of Par and Anchen has made representations and warranties in the Merger Agreement.  Anchen has agreed to various covenants and agreements, including, among other things, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to initiate, accept or solicit certain alternate transactions.  Each of Par and Anchen has also agreed to use its reasonable best efforts to cause the Merger to be consummated.

The completion of the Merger is subject to certain conditions, including, among others (i) adoption of the Merger Agreement by Anchen’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iv) the accuracy of the representations and warranties made by Par and Anchen, respectively, in all material respects, and compliance by Par and Anchen with their respective obligations under the Merger Agreement.  The Merger is not subject to any financing contingency or condition.

The Merger Agreement further provides that, concurrent with the consummation of the Merger, Dr. Chen, the direct and indirect beneficial owner of approximately 83.8% of the shares of Anchen common stock outstanding as of the date of the Merger Agreement, will enter into a non-competition and non-solicitation agreement with Par.

The Merger Agreement contains certain termination rights and provides, among other things, that either Par or Anchen may terminate the Merger Agreement if certain conditions are not satisfied or capable of being satisfied (subject to certain specified exceptions) by the 180th day after the date of the Merger Agreement, which date shall be extended for an additional 90-day period in the event that any applicable review period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not ended or any approval required thereunder has not been received.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial information about Par, Anchen or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of condition of Par, Merger Sub or Anchen or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Dr. Chen entered into a Voting Agreement (the “Voting Agreement”) with Par, pursuant to which, among other things, Dr. Chen agreed to vote all of the shares of Anchen capital stock that he, directly or indirectly, beneficially owns, in favor of the adoption of the Merger Agreement and against any action or agreement submitted for adoption by the stockholders of Anchen that would result in a breach of the Merger Agreement.  Dr. Chen also agreed that, other than in accordance with the terms of the Voting Agreement, he will not (i) grant any proxies or enter into voting trusts or voting agreements with respect to the voting of any shares in Anchen owned by him or (ii) subject to certain limited exceptions, transfer, sell or otherwise dispose of any shares in Anchen owned by him during the term of the Voting Agreement.

The Voting Agreement will terminate upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms and (ii) the closing under the Merger Agreement.

The foregoing description of the Voting Agreement is not complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Debt Commitment Letter

Concurrently, and in connection with entering into the Merger Agreement, we entered into a debt financing commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC (“JPMorgan”) and JPMorgan Chase Bank, N.A. (the “Bank”).  Pursuant to the Commitment Letter and subject to the conditions set forth therein, JPMorgan has agreed to structure, arrange and syndicate senior credit facilities comprised of a five-year Term Loan Facility in an initial aggregate principal amount of $350,000,000 and a five-year Revolving Credit Facility in an initial amount of up to $100,000,000 (the “Facilities”), which will replace our existing $75,000,000 revolving credit facility.  The Bank has committed to provide (i) the entire amount of the Term Loan Facility, and (ii) up to $22,000,000 of the Revolving Credit Facility.  The Bank will act as sole and exclusive administrative agent and JPMorgan will act as sole and exclusive bookrunner and as lead arranger for the Facilities.  JPMorgan intends to syndicate the Facilities, in consultation with us, to a syndicate of financial institutions (the “Lenders”).

The proceeds of the Term Loan Facility will be used, together with cash on hand, to finance the Merger and for general corporate purposes, and the proceeds of the Revolving Credit Facility will be used for general corporate purposes.  All obligations under the Facilities will be guaranteed by certain of our direct and indirect material domestic subsidiaries, including Par.

The Facilities are subject to the negotiation of mutually acceptable credit or loan agreements and other mutually acceptable definitive documentation, which will include certain representations and warranties, affirmative and negative covenants, financial covenants, events of default and guarantee arrangements that are customarily required for similar financings and will be substantially similar to the documentation for our existing revolving credit facility. Additionally, the Bank’s obligation to provide the financing is subject to the satisfaction of specified conditions, including the consummation of the Merger in accordance with the terms of the Merger Agreement, the accuracy of specified representations and the absence of specified defaults.

The Bank and JPMorgan and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including rendering to our Board of Directors an opinion that the consideration to be paid by Par for Anchen is fair from a financial point of view.  They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Commitment Letter, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01

 Other Events.

On August 24, 2011, we issued a press release announcing the Merger.  In addition, on August 24, 2011, our management team held a conference call to discuss the Merger Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A replay of the conference call will be available for approximately two weeks via our website at www.parpharm.com or by dialing in to telephone numbers:  Domestic-888-286-8010 or International- 617-801-6888; Passcode: 17442854.  The information contained in this Item 8.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by us under the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of August 23, 2011 between Par Pharmaceutical, Inc. and Admiral Acquisition Corp., on the one hand, and Anchen Incorporated and Chih-Ming Chen, Ph.D., as securityholders’ representative, on the other hand.

10.1	Voting Agreement between Par Pharmaceutical, Inc. and Chih-Ming Chen, Ph.D.
10.2	Commitment Letter dated as of August 23, 2011 between J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. and Par Pharmaceutical Companies, Inc.
99.1	Press Release dated August 24, 2011

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  August 24, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President,

Chief Administrative Officer and General Counsel

EXHIBIT INDEX

     The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of August 23, 2011 between Par Pharmaceutical, Inc. and Admiral Acquisition Corp., on the one hand, and Anchen Incorporated and Chih-Ming Chen, Ph.D., as securityholders’ representative, on the other hand.

10.1	Voting Agreement between Par Pharmaceutical, Inc. and Chih-Ming Chen, Ph.D.
10.2	Commitment Letter dated as of August 23, 2011 between J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. and Par Pharmaceutical Companies, Inc.
99.1	Press Release dated August 24, 2011